                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            Southside Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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
                           SOUTHSIDE BANCSHARES, INC.
                            1201 South Beckham Avenue
                               Tyler, Texas 75701





                                 March 20, 2001





Dear Shareholders:


         On Thursday, April 19, 2001, our shareholders will gather at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas to consider several propositions that are important to Southside Bancshares, Inc. (hereinafter the "Corporation") and Southside Bank (hereinafter the "bank"). The matters to be considered at the meeting include:


         1. Election of three Directors to serve until the 2004 Annual Shareholders' Meeting, and

         2. Transaction of other business that may properly come before the meeting or any adjournments.


         Your attendance and vote are important and you are encouraged to vote by completing the enclosed proxy card and returning it in the envelope provided. Shareholders of record at the close of business on March 15, 2001 are entitled to vote at the meeting.

         Management will also report on operations and other matters affecting the Corporation, as well as respond to your questions. After the meeting, officers and directors will be available to visit with you.


Sincerely yours,

/s/ B. G. HARTLEY

B. G. Hartley
Chairman of the Board

                           SOUTHSIDE BANCSHARES, INC.
                            1201 South Beckham Avenue
                               Tyler, Texas 75701



                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                 APRIL 19, 2001


         NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF SHAREHOLDERS OF SOUTHSIDE BANCSHARES, INC. WILL BE HELD AT WILLOW BROOK COUNTRY CLUB, 3205 WEST ERWIN STREET, TYLER, TEXAS, ON APRIL 19, 2001 AT 4:00 P.M., LOCAL TIME, TO CONSIDER AND VOTE UPON THE FOLLOWING MATTERS:

         1. To elect three Directors to serve until the 2004 Annual Shareholders' Meeting, and

         2. To transact other business that may properly come before the meeting or any adjournments.

         Only shareholders registered on the Corporation's books as owners of shares at the close of business on March 15, 2001 are entitled to vote at the meeting.

         Please date, sign, and return the enclosed proxy immediately in the envelope provided. It is important that you sign and return the proxy, even though you actually plan to attend the meeting in person. You may revoke the proxy at any time before the proxy is exercised by giving written notice to the Secretary of the Corporation or by advising the Secretary at the meeting.


                                          By Order of the Board of Directors


                                                   /s/ B. G. HARTLEY
                                        ----------------------------------------
                                                     B. G. Hartley
                                                  Chairman of the Board


Tyler, Texas
March 20, 2001


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS REQUESTED THAT THE ENCLOSED FORM OF PROXY BE PROPERLY EXECUTED AND PROMPTLY RETURNED TO SOUTHSIDE BANCSHARES, INC. IN THE ENCLOSED ADDRESSED ENVELOPE.

                           SOUTHSIDE BANCSHARES, INC.
                            1201 South Beckham Avenue
                               Tyler, Texas 75701




                                 PROXY STATEMENT

                                     FOR THE

                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 19, 2001



TO OUR SHAREHOLDERS:

This Proxy Statement is being furnished to shareholders of Southside Bancshares, Inc. (the "Corporation") in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 19, 2001, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournments thereof. This Proxy Statement and applicable form of proxy are first being sent to the shareholders of the Corporation on or about March 20, 2001.


                              REVOCABILITY OF PROXY

IF YOUR PROXY IS EXECUTED AND RETURNED, IT WILL BE VOTED AS YOU DIRECT. IF NO DIRECTION IS PROVIDED, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO VOTING ON ANY OTHER MATTERS PRESENTED FOR VOTE. ADDITIONALLY, IF YOUR PROXY IS EXECUTED AND RETURNED, IT WILL BE VOTED TO APPROVE THE MINUTES OF THE LAST SHAREHOLDERS' MEETING. THIS VOTE WILL NOT AMOUNT TO A RATIFICATION OF THE ACTION TAKEN AT THAT MEETING NOR WILL IT INDICATE APPROVAL OR DISAPPROVAL OF THAT ACTION. YOUR PROXY MAY BE REVOKED BY NOTICE IN WRITING, TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE AT ANY TIME, OR BY ADVISING THE SECRETARY AT THE MEETING THAT YOU WISH TO REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. YOUR ATTENDANCE AT THE MEETING WILL NOT CONSTITUTE AUTOMATIC REVOCATION OF THE PROXY.


                         PERSONS MAKING THE SOLICITATION

The Board of Directors is soliciting the proxy. The cost of soliciting your proxy will be borne entirely by the Corporation and no other person or persons will bear such costs either directly or indirectly. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers, and employees of the Corporation.


                      OUTSTANDING SHARES AND VOTING RIGHTS

The close of business on March 15, 2001 has been fixed as the record date for determining the shareholders of the Corporation entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. In the election of three Directors to serve until the 2004 Annual Shareholders' Meeting, the nominees receiving the highest number of votes will be elected. For all other matters a majority of votes cast shall decide each matter submitted to the Shareholders at the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum, but will have no effect on the outcome of any of the proposals. At the close of business on February 28, 2001, there were 7,495,916 shares of Common Stock outstanding and eligible to be voted on each matter.

                              CERTAIN SHAREHOLDERS

As of this date, the Corporation knows of no person or entity that is a beneficial owner of more than 5% of the outstanding Common Stock of the Corporation.

                         INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP served as the Corporation's independent public accountants for the fiscal year ended December 31, 2000 and is serving in such capacity for the current fiscal year. The appointment of independent public accountants is made annually by the Board. The decision of the Board is based on both the audit scope and estimated audit fees. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions of shareholders.


                              ELECTION OF DIRECTORS

                                  (PROPOSAL 1)


Three classes of directors, two of which are comprised of three directors and one which is comprised of four directors, for a total of ten (10) directors, constitute the full Board of Directors. One class of directors is elected each year for a three-year term.

The three nominees identified below are nominees for election at the Annual Meeting for a three-year term expiring at the 2004 Annual Meeting of Shareholders. All of the nominees are currently directors of the Corporation and Southside Bank (a wholly owned subsidiary).

Unless otherwise instructed, proxies received in response to this solicitation will be voted in favor of the election of the persons nominated by management for directors of the Corporation. While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more shall be unable to do so, the proxies will be voted for the substitute nominee(s) selected by the Board of Directors of the Corporation.


                                                                                  INITIAL      SHARES
NOMINEES FOR DIRECTORS -                                                          ELECTION   BENEFICIALLY     PERCENT
TERMS TO EXPIRE AT THE 2004 ANNUAL MEETING                                           TO        OWNED             OF
                                                                                   BOARD     (12-31-00)(1)     CLASS
                                                                                  --------   -------------    -------


FRED E. BOSWORTH (82) - Mr. Bosworth was Chairman of the Board of Bosworth &
Associates, Inc., an independent insurance agency, from 1975, until his             1983        113,302        1.5%
retirement in November 1997 and presently serves as Honorary Chairman. He has                     (2)
been associated with the insurance industry in various capacities since 1935.

B. G. HARTLEY (71) - Mr. Hartley became Chairman of the Board of the Corporation
in 1983, having previously served as President. He is also Chairman of the Board    1982        180,139        2.4%
and Chief Executive Officer of Southside Bank, having served as Southside Bank's                  (3)
Chief Executive Officer since its opening in 1960. He is Chairman of the
American Bankers Association National BankPac Committee, a former member of the
American Bankers Association Board of Directors, a member of the Board of
Directors of East Texas Medical Center Regional Healthcare Systems and past
Chairman of Texas Taxpayers and Research Association. He is also a Trustee of the R. W. Fair Foundation. He is Chairman of the Texas Bankers General Agency,
Inc. and a Trustee and a member of the Executive Committee of Texas College.

PAUL W. POWELL (67) - Mr. Powell is a Director of Southside Bank, a member of
the Board of Directors of the Robert M. Rogers Foundation, serves on the Board      1999         5,856           *
of Regents at Baylor University and is Chairman of the Board of Trinity Mother
Frances Health System. He presently serves as the Dean of Truett Theological
Seminary-Waco. He was Chairman and Chief Executive Officer of the Southern
Baptist Annuity Board and also was pastor of Green Acres Baptist Church.


DIRECTORS CONTINUING UNTIL THE 2002 ANNUAL MEETING                                 INITIAL       SHARES
                                                                                   ELECTION   BENEFICIALLY    PERCENT
                                                                                      TO          OWNED          OF
                                                                                     BOARD    (12-31-00)(1)    CLASS
                                                                                   --------    -------------   -------

ROLLINS CALDWELL (79) - Mr. Caldwell is a private investor who served as             1990        49,457          *
President of Caldwell Welding Supply Corporation for 37 years. He currently is involved in real estate leasing.

SAM DAWSON (53) - Mr. Dawson is President and Secretary of the Corporation,          1997        109,271        1.4
having served in that capacity since 1998. He joined Southside Bank in 1974                        (4)
and currently is President and Chief Operating Officer of Southside Bank. He is
a Director of East Texas Medical Center Hospital, Cancer Institute and ETMC
Rehabilitation Hospital. He is also a Director of the Texas Bankers Association.

WILLIAM SHEEHY (60) - Mr. Sheehy has been a partner in the law firm of               1983        49,421          *
Wilson, Sheehy, Knowles, Robertson and Cornelius since 1971, and a                                 (5)
practicing attorney since 1964. Mr. Sheehy serves as Southside Bank's outside general counsel and is a former Director of the Texas Association of Bank
Counsel.

DIRECTORS CONTINUING UNTIL THE 2003 ANNUAL MEETING

HERBERT C. BUIE (70) - Mr. Buie has been Chief Executive Officer of Tyler
Packing Corporation, Inc., a meat processing firm since 1955. He serves on the       1988        299,212       3.9%
Boards of Directors of the Church of God (School of Theology), the University of                   (6)
Texas Health Center, the Development Board of Directors of the University of
Texas-Tyler, the East Texas Regional Food Bank, the Salvation Army, Tyler
Economic Development Council, Texas Chest Foundation and East Texas Communities
Foundation.

ROBBIE N. EDMONSON (68) - Mr. Edmonson is Vice Chairman of the Corporation,
having served in that capacity since 1998. He joined Southside Bank as Vice          1982        104,630       1.4%
President in 1968 and currently is Vice Chairman of the Board of Directors of                      (7)
Southside Bank.

W. D. (JOE) NORTON (64) - Mr. Norton has been the owner of W. D. Norton, Inc.,
dba Overhead Door, since 1988. He also owns Norton Equipment Company and is a        1988        119,287       1.6%
general partner in Norton Leasing Limited, LLP. Mr. Norton served as President                     (8)
and was a principal shareholder of Norton Companies of Texas, Inc. for 25 years.

MICHAEL D. GOLLOB (67) - Mr. Gollob is senior officer and founder of the
certified public accounting firm of Gollob, Morgan, Peddy & Co. P.C. He is a         1999        63,615          *
Director of Southside Bank and also serves on the Texas Prepaid Higher Education                   (9)
Tuition Board.

NAMED EXECUTIVE OFFICERS

JERYL STORY (49) - Mr. Story is Executive Vice President of the Corporation          N/A         91,708        1.2%
and Senior Executive Vice President and a Director of Southside Bank. He joined                   (10)
Southside Bank in 1979 and is responsible for all lending functions of the bank.

LEE GIBSON (44) - Mr. Gibson is Executive Vice President and Chief Financial
Officer of the Corporation and Southside Bank. He is also a Director of              N/A         50,848          *
Southside Bank. He joined Southside Bank in 1984 and in addition to being the                     (11)
Chief Financial Officer is responsible for management of the bank's investment portfolio.


ALL DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS OF THE CORPORATION AND ITS                       1,236,746      16.3
SUBSIDIARY AS A GROUP (12 PERSONS).

----------
*LESS THAN 1%

1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set forth opposite his name.

2) Mr. Bosworth owns 56,652 shares, individually, and holds a life estate in 56,650 shares.

3) Mr. Hartley has sole voting and investment power with respect to 71,722 shares and is Trustee for Patrick Hartley with sole voting and investment power with respect to 10,003 shares. He also holds sole voting power, but not investment power, with respect to 10,069 shares owned in the Corporation's ESOP Plan, in which he is 100% vested. Also included in the total are 13,298 shares owned by Mr. Hartley's wife, Billie Boyd Hartley, of which Mr. Hartley disclaims all beneficial interest and 75,047 shares subject to incentive stock options that are exercisable within 60 days of the Record Date.

4) Mr. Dawson holds sole voting and investment power with respect to 34,647 shares and holds sole voting power, but not investment power, with respect to 5,417 shares owned in the Corporation's ESOP Plan, in which he is 100% vested. Also included in the total are 67,776 shares subject to incentive stock options that are exercisable within 60 days of the Record Date. Mr. Dawson's wife, Kay Dawson, owns 1,431 shares, of which he disclaims all beneficial interest, but are included in the total.

5) Mr. Sheehy has sole voting and investment power with respect to 41,264 shares owned individually. Mr. Sheehy owns 8,157 shares in an individual retirement account and holds sole voting and investment power in these shares.

6) Mr. Buie has sole voting and investment power with respect to 291,096 shares owned individually. Also included in the total are 4,434 shares owned by Mr. Buie's wife, Melvina Buie, and 1,907 shares owned by Mrs. Buie as Trustee for Herbert Rex Buie and 1,775 shares owned by Mrs. Buie as Trustee for Robin J. Buie. Mr. Buie disclaims beneficial ownership of these 8,116 shares.

7) Mr. Edmonson holds sole voting and investment power with respect to 27,681 shares and holds voting power, but not investment power, with respect to 7,663 shares, owned in the Corporation's ESOP Plan, in which he is 100% vested. Also included in the total are 69,286 shares subject to incentive stock options that are exercisable within 60 days of the Record Date.

8) Mr. Norton has sole voting and investment power with respect to 116,835 shares and is custodian for Meredith Ann Shave for 2,452 shares, of which he disclaims all beneficial interest.

9) Mr. Gollob holds sole voting and investment power with respect to 50,401 shares owned individually. Mr. Gollob also owns 12,705 shares in an individual retirement account and holds sole voting and investment power in these shares. His wife, Laverne Gollob, has 509 shares in an individual retirement account and Mr. Gollob disclaims beneficial interest in these shares.

10) Mr. Story owns 15,898 shares and holds sole voting and investment power for these shares. In addition he holds joint voting and investment power with his wife, Kathlyn C. Story, with respect to 353 shares and sole voting, but not investment power, with respect to 5,518 shares owned in the Corporation's ESOP plan, in which he is 100% vested. Also included in the total are 69,939 shares subject to incentive stock options that are exercisable within 60 days of the Record Date.

11) Mr. Gibson holds sole voting power, but not investment power, with respect to 4,946 shares owned in the Corporation's ESOP plan, in which he is 100% vested. In addition he holds 21 shares as Southwest Securities/Lee R. Gibson for Natalie Diane Gibson and disclaims all beneficial interest in these 21 shares. Also included in the total are 45,881 shares subject to incentive stock options that are exercisable within 60 days of the Record Date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

                    BOARD MEETINGS, COMMITTEES AND ATTENDANCE

The Board of Directors of the Corporation met nine times during the fiscal year. All directors were present for at least 75% of the meetings of the Board and committees on which they served. Each director of the Corporation also serves as a director of Southside Bank.

The Board of Directors of the Corporation has only two standing committees (the Incentive Stock Option Committee and the Audit Committee), but its wholly owned subsidiary, Southside Bank, has several standing committees to assist the Board of Directors of Southside Bank and the Corporation in the discharge of their respective responsibilities. The purpose and composition of these committees with respect to persons who are directors of the Corporation and Southside Bank are as follows:

AUDIT COMMITTEE OF SOUTHSIDE BANCSHARES, INC.

The Audit Committee of Southside Bancshares, Inc. is responsible for oversight of Management's financial reporting, including oversight of financial reports and other financial information provided by the Corporation to governmental or regulatory agencies. The committee also monitors the internal audit function, internal accounting procedures and assures compliance with all appropriate statutes. The committee consists of Messrs. Buie, Gollob and Norton, all of whom are non-employee directors. Mr. Gollob, a senior officer of a CPA firm, serves as chairman of the Audit Committee. The committee met twelve times in 2000.

The Board of Directors has adopted a formal written "Charter" which is attached as an appendix to the proxy. The Charter outlines the purpose of the Audit Committee, delineates the membership requirements and addresses the key responsibilities of the committee.

The following is the report of the Audit Committee with respect to the Corporation's audited financial statements for the fiscal year ended December 31, 2000, which include the consolidated balance sheets of the Corporation as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2000, 1999 and 1998, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed with the SEC," nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Corporation specifically incorporates it by reference in such filing.

REVIEW WITH MANAGEMENT

The Audit Committee has reviewed and discussed the Corporation's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS

The Audit Committee held twelve meetings in conjunction with the full board during the Corporation's fiscal year ended December 31, 2000. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Corporation's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) that includes, among other items, matters related to the conduct of the audit of the Corporation's financial statements.

The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board Standard No. 1 (that relates to the accountant's independence from the Corporation and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Corporation.

AUDIT FEES

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of Southside Bancshares, Inc. annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in Southside Bancshares, Inc. Quarterly Reports on Form 10-Q for that fiscal year were $111,550.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

PricewaterhouseCoopers LLP billed no fees for professional services rendered to the Corporation for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Corporation other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were $93,196.

The Audit Committee did consider the effect of the fees listed under the headings "Financial Information Service Design and Implementation Fees" and "All Other Fees," on the auditors' independence.

          SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                           SOUTHSIDE BANCSHARES, INC.

    W. D. (Joe) Norton           Herbert Buie                    Michael Gollob

INCENTIVE STOCK OPTION COMMITTEE OF SOUTHSIDE BANCSHARES, INC.

The Incentive Stock Option Committee is primarily responsible for administering the Southside Bancshares, Inc. 1993 Incentive Stock Option Plan. The Incentive Stock Option Committee consists solely of non-employee directors of the Corporation and includes Messrs. Bosworth, Buie and Norton. Stock options granted in 2000 were approved after review by the full Board of Directors of the Corporation. The Incentive Stock Option Committee did not formally meet, since action was taken by the full board.

EXECUTIVE COMMITTEE OF SOUTHSIDE BANK

The Executive Committee is authorized to act on behalf of the Board of Directors of Southside Bank between scheduled meetings of the Board, subject to certain limitations. The committee is comprised of Messrs. Bosworth, Buie, Caldwell, Gollob, Norton, Powell and Sheehy, who are directors of Southside Bank and directors of the Corporation, but are not officers or employees of either Southside Bank or of the Corporation. Also serving are Messrs. Hartley, Edmonson, and Dawson who are directors and officers of the Corporation and Southside Bank and Messrs. Story and Gibson who are officers of the Corporation and Southside Bank and directors of Southside Bank. The Executive Committee of Southside Bank meets weekly to discharge its responsibilities and met 52 times in 2000.

In addition, the members of the Executive Committee comprise the Loan/Discount Committee of Southside Bank. It is their responsibility to monitor credit quality and review extensions of credit. The Loan/Discount Committee of Southside Bank meets weekly and met 52 times in 2000.

TRUST COMMITTEE OF SOUTHSIDE BANK

The Trust Committee of Southside Bank is responsible for the oversight of the operations and activities of the Trust Department. Messrs. Bosworth, Edmonson, Gollob, Hartley and Dawson, directors of the Corporation and Southside Bank, serve on this committee. Mr. Richard Babb is a director of Southside Bank and serves as a member of the Trust Committee. Lee Gibson, Kathy Hayden, Titus Jones, Jeryl Story and Cayla Washburn, officers of Southside Bank, also serve on this committee. Messrs. Babb, Bosworth and Gollob are not officers or employees of the Corporation or Southside Bank. The Trust Committee meets monthly and met eleven times in 2000.

AUDIT-COMPLIANCE/ELECTRONIC DATA PROCESSING COMMITTEE OF SOUTHSIDE BANK

The Audit-Compliance/Electronic Data Processing Committee of Southside Bank is responsible for monitoring the internal audit functions, internal accounting procedures and controls and for ensuring compliance with all appropriate statutes. The Audit-Compliance/Electronic Data Processing Committee is comprised solely of directors of Southside Bank who are not officers or employees. Those directors are Messrs. Alton Cade, Jr., Michael Gollob, and James R. Hicks. The Audit-Compliance/ Electronic Data Processing Committee met twelve times in 2000.

INVESTMENT/ASSET-LIABILITY COMMITTEE OF SOUTHSIDE BANK

The Investment/Asset-Liability Committee is responsible for reviewing Southside Bank's overall funding mix, asset-liability management policies and investment policies. The members of the Committee are Messrs. Buie, Norton and Powell who are directors of the Corporation and Southside Bank, and Hoyt N. Berryman, Jr. who is a director of Southside Bank. None of the foregoing individuals are officers or employees of the Corporation or Southside Bank. Messrs. Hartley, Edmonson, Dawson, Gibson and Story serve on the committee with George Hall, Titus Jones, Brian McCabe, Lonny Uzzell and Andy Wall, each an officer of Southside Bank. The Investment/Asset-Liability Committee met thirteen times in 2000.

COMPENSATION COMMITTEE OF SOUTHSIDE BANK

The committee conducts an annual review of compensation of the executive officers and develops incentive compensation programs when appropriate. The committee also reviews and develops recommendations for director compensation, including committee service fees.

The Compensation Committee consists of Messrs. Buie, Bosworth, Hartley, Norton and Powell. All committee members, except Mr. Hartley, are outside directors. Mr. Hartley, an executive officer of the Corporation, abstains from voting in all matters that relate directly to his compensation package. The committee met once last year.

DIRECTOR COMPENSATION

In 2000, the Corporation did not compensate directors for board or committee service; however, beginning in January 2001 the Corporation will compensate its nonemployee directors with an annual retainer of $6,000. Nonemployee Directors are compensated for board/committee service by the bank with fees ranging from $100 to $500 depending on the type of meeting. They also receive an annual retainer of $1,000 for service as a bank director. Officers of the Corporation, who are also directors of Southside Bank, are paid the annual bank retainer and for board of director meetings only.

EXECUTIVE COMPENSATION

The following information is furnished for the last three fiscal years ended December 31, with respect to the chief executive officer and the four (4) highest paid executive officers receiving at least $100,000 in compensation. The corporation does not pay its executive officers a salary, therefore, this information relates to compensation paid by Southside Bank. The named executive officers have not received awards of restricted stock or securities underlying stock options or stock appreciation rights or payouts under long term incentive plans during 2000, 1999, or 1998.

                           SUMMARY COMPENSATION TABLE


                                           ANNUAL COMPENSATION
  -----------------------------------------------------------------------------------------------
                                                                      OTHER ANNUAL   ALL OTHER
  NAME AND PRINCIPAL                        SALARY                      COMPENSA-   COMPENSATIONS
      POSITION                   YEAR        (1)          BONUS           TION*     (2)(3)(4)(5)
  ------------------             ----       ------        -----       ------------  -------------


B. G. HARTLEY -                  2000      $200,000      $ 70,000      $  7,500      $ 53,978
Chairman of the Board of         1999       200,000        70,000         7,000        53,978
the Corporation; Chairman        1998       200,000        60,000         7,000        54,952
of the Board and Chief
Executive Officer of
Southside Bank

SAM DAWSON -                     2000      $150,000      $ 53,750      $  7,500      $      0
President and                    1999       140,000        52,500         7,000             0
Secretary of the                 1998       125,000        40,625         7,000             0
Corporation; President and
Chief Operating Officer of
Southside Bank


JERYL STORY -                    2000      $135,000      $ 51,875      $  7,500      $      0
Executive Vice President         1999       125,000        50,625         7,000             0
of the Corporation and           1998       115,000        39,375         7,000             0
Senior Executive Vice
President of Southside Bank


LEE GIBSON, CPA -                2000      $130,000      $ 66,250      $  7,500      $      0
Executive Vice President         1999       120,000        50,000         7,000             0
of the Corporation;              1998       110,000        38,750         7,000             0
Executive Vice President
of Southside Bank

*Each executive officer who is also a director of Southside Bank received director fees from the bank in 2000, 1999 and 1998 of $7,500, $7,000, and $7,000 respectively.

1) Includes amounts deferred at the officer's election pursuant to the Corporation's 401(k) plan.

2)       The Corporation did not grant any SARs in fiscal 2000.

3) Includes amounts paid under the Corporation's Retirement Benefit Restoration Plan.

4) Excludes any benefits paid out of the Corporation's long-term Disability Income Plan.

5) Southside Bank has a deferred compensation agreement with certain executive officers that provides for payment of an amount over a maximum period of fifteen years. If the officer leaves the bank's employ or is terminated with good cause by the Board of Directors of Southside Bank, no benefits are payable under the plan, unless change of control provisions are triggered. If a change of control does occur the definition of "good reason" changes, under certain conditions, to the same as retirement and benefits are effectuated immediately. The deferred compensation agreements are as follows: Mr. Hartley - $377,000 payable at inception; $800,000 payable over 15 years; Mr. Dawson - $500,000 payable over 10 years; and Mr. Story and Mr. Gibson each $400,000 payable over 10 years. The present value of the future benefits assuming a discount rate of 7.50% is as follows: B. G. Hartley $868,000; Sam Dawson $50,000; Jeryl Story $26,000, and Lee Gibson $17,000.

REPORT ON EXECUTIVE COMPENSATION

GENERAL

The purpose of this report is to provide insight into the practice and philosophy of the Board of Directors in establishing the compensation for the Executive Officers of Southside Bank and to elaborate on the relationship between corporate performance and executive compensation.

Executive Officer salary levels reflect an individual's responsibilities and experience and the Compensation Committee's view of competitive marketplace conditions. Compensation levels for executives are established after considering measures including, but not limited to, financial performance of the Corporation and the Bank and labor market conditions. Furthermore, qualitative factors such as commitment, leadership, teamwork and community involvement are considered in compensation deliberations.

In the final analysis, compensation adjustments are based on a broad spectrum of factors rather than one or two specific performance goals. The Compensation Committee recognizes the importance of aligning the shareholders interest and executive compensation.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Compensation Committee, when reviewing the compensation of the Chief Executive Officer, evaluates the factors mentioned above including initiation and implementation of successful business strategies, maintenance of an effective management team and various personal qualities including leadership, commitment as well as professional and community standing.

After reviewing the Corporation's 2000 results in the context of comparison to corporate peers, as well as his individual contributions, the Compensation Committee concluded that the Chief Executive Officer, B. G. Hartley, performed with skill and dedication during 2000. The year was marked by record-breaking performances on several levels and Mr. Hartley deserves a large measure of the credit for these accomplishments. Finally the Compensation Committee believes that Mr. Hartley has set the stage for the continued success of the bank by leading a seasoned executive staff that has displayed skill in guiding the bank through an ever-changing financial services market in East Texas.

            SUBMITTED BY THE COMPENSATION COMMITTEE OF SOUTHSIDE BANK

 Herbert Buie      Fred Bosworth       W. D. (Joe) Norton         Paul Powell


                    COMPARATIVE OF FIVE YEAR TOTAL RETURN FOR
                        THE YEAR ENDED DECEMBER 31, 2000

                                    [GRAPH]


                                                 1996          1997          1998          1999          2000
                                                 ----          ----          ----          ----          ----

   Southside Bancshares, Inc.                    $100          $101          $111          $106          $108

   Dow Jones Banks Index*                        $100          $150          $159          $140          $165

   Dow Jones US Total Market Index*              $100          $132          $165          $202          $183


*Dow Jones (DJ) replaced its old DJ-US Equity Index, which covered 80% of the US market with the new DJ-US Total Market Index, which covers 95% of the market. DJ also restructured its industry classifications dropping the DJ Regional Banks-South index and replacing it with the new DJ Banks Index.

                        1993 INCENTIVE STOCK OPTION PLAN

The purpose of the following table is to report grants of stock options to the Executive Officers named in the Summary Compensation Table during 2000. No stock appreciation rights have been granted. Stock options were granted in 1993, 1995, 1996, 1997, 1998, 1999 and 2000 under the 1993 Incentive Stock Option Plan. None were granted in 1994.


================================================================================
                        OPTION GRANTS IN LAST FISCAL YEAR
================================================================================

                                                                                                POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED ANNUAL
                                                                                                RATES OF STOCK PRICE
                                                                                              APPRECIATION FOR OPTION
                                  INDIVIDUAL GRANTS                                                    TERM (1)
---------------------------------------------------------------------------------------------------------------------
                           NUMBER OF         PERCENT OF
                           SECURITIES       TOTAL OPTIONS
                           UNDERLYING          GRANTED         EXERCISE OR     EXPIRATION       AT 5%         AT 10%
                            OPTIONS        TO EMPLOYEES IN      BASE PRICE        DATE          ANNUAL        ANNUAL
         NAME               GRANTED          FISCAL YEAR          ($/SH)           (2)          GROWTH        GROWTH
         ----              ----------      ---------------     -----------     -----------      ------        ------

B. G. HARTLEY                36,750             13.13             $7.38         08-31-10       $170,520      $432,180

SAM DAWSON                   26,250              9.38             $7.38         08-31-10       $121,800       308,700


JERYL STORY                  26,250              9.38             $7.38         08-31-10       $121,800       308,700


LEE GIBSON                   26,250              9.38             $7.38         08-31-10       $121,800       308,700


1) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future price appreciation of the Corporation's stock.

2) One-fifth of the options vest annually beginning in 2001. The options are scheduled to expire August 20, 2010. Each option agreement governing that option provides that upon the dissolution or liquidation of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, a sale or conveyance of all or substantially all of its assets, or a transaction or series of related transactions in which another corporation makes a tender offer or exchange offer for or becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Corporation, the optionee may exercise the option at any time prior to the termination of the option without regard to the extent that option would have been exercisable under the cumulative installment provisions of his or her option agreement.


  THE FOLLOWING TABLE DISCLOSES FOR EACH OF THE EXECUTIVE OFFICERS NAMED IN THE SUMMARY COMPENSATION TABLE THE VALUES OF THEIR OPTIONS AT DECEMBER 31, 2000.

--------------------------------------------------------------------------------
                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                        AND FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------


                                                            NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS AT
                                                           OPTIONS AT DECEMBER 31,                 DECEMBER 31, 2000
                                                                    2000                                    (1)
--------------------------------------------------------------------------------------------------------------------------
                      SHARES
                    ACQUIRED ON         VALUE
                      EXERCISE         REALIZED          EXERCIS-         UNEXERCIS-         EXERCIS-
    NAME                (#)              (2)               ABLE             ABLE              ABLE           UNEXERCISABLE
-------------      ------------      ------------      ------------      ------------      ------------      -------------

B. G. HARTLEY                 0      $          0            69,942            62,771      $    228,617      $     60,398


SAM DAWSON                    0      $          0            62,671            52,271      $    187,463      $     50,003


JERYL STORY               1,050      $      6,254            75,167            51,786      $    261,536      $     49,484


LEE GIBSON                5,250      $     19,120            44,776            51,786      $    106,622      $     49,484

1) The dollar value is calculated by determining the difference between the fair market value of a share of common stock as of December 31, 2000, which was $8.37 per share, and the exercise price of the option.

2) The "value realized" represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised, without tax considerations.


                         DEFINED BENEFIT RETIREMENT PLAN

The Corporation has a retirement plan for eligible employees of the Corporation and Southside Bank that is designed to comply with the requirements of the Employee Retirement Income Security Act of 1974, the entire cost of which is provided by Corporation contributions. Compensation covered by the plan includes all cash and cash equivalent forms including bonuses reported for federal income tax purposes [including compensation deferred under IRC 401(K)].

The years of credited service under the plan as of December 31, 2000 for each person named in the current compensation table are as follows: Hartley - 40 years (39 years at age 70); Dawson - 26 years (38 years at age 65); Story - 21 years (37 years at age 65) and Gibson - 16 years (37 years at age 65).

The following table shows the anticipated annual benefit, computed on a ten-year certain and life basis, payable upon the normal retirement as of December 31, 2000, of a vested Executive Officer of the Corporation at age 65 after 15, 20, 25, 30, or 35 years of credited service at specified annual compensation levels.



    FINAL 60 MONTHS AVERAGE                                      YEARS OF CREDITED SERVICE AT RETIREMENT
                                     -------------------------------------------------------------------------------------
     ANNUAL COMPENSATION                   15               20                25                30                35
-------------------------------      ------------      ------------      ------------      ------------      -------------
$     100,000                        $     35,651      $     47,534      $     54,418      $     61,301      $     68,185

      125,000                              45,401            60,534            69,418            78,301            87,185

      150,000                              55,151            73,534            84,418            95,301           106,185

      175,000                              64,901            86,534            99,418           112,301           125,185

      200,000                              74,651            99,534           114,418           129,301           144,185

      225,000                              84,401           112,534           129,418           146,301           163,185

      250,000                              94,151           125,534           144,418           163,301           182,185

      300,000                             113,651           151,534           174,418           197,301           220,185


NOTE: Benefits under the employer's qualified plan, Retirement Plan for Subsidiaries of Southside Bancshares, Inc., are subject to the maximum annual benefit limitation during 2001 under Section 415 of the Internal Revenue Code
(IRC) of $140,000. In addition, compensation that can be considered by the plan is limited during 2001 to $170,000, as provided by Section 401(a)(17) of the IRC. These IRC limitations are subject to annual cost-of-living adjustments. The employer has adopted a non-qualified plan which pays to the employee any amounts restricted by the IRC. Hence, the benefits shown represent the total amount the employee would receive from both plans and are not subject to any deduction for social security benefits or other offset amounts. In accordance with the provisions in the defined benefit plan, which is available to all employees age 65 that choose to continue employment, Mr. Hartley received benefits earned under the plan in 2000 of $152,035.


              TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES

Certain of the executive officers and directors of the Corporation (and their associates) have been customers of Southside Bank and have been granted loans in the ordinary course of business. All loans or other extensions of credit made by Southside Bank to executive officers and directors of the Corporation and Southside Bank were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present unfavorable features. The Corporation expects similar transactions to occur with its executive officers and directors as well as directors and officers of Southside Bank.

The law firm of Wilson, Sheehy, Knowles, Robertson and Cornelius, of which Director William Sheehy is a partner, has provided legal services to the Corporation and Southside Bank for many years and continues to do so during the current fiscal year. The Corporation and Southside Bank paid the law firm $134,400 for services rendered in calendar year 2000 some of which was reimbursed by bank customers.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

A Form 4 disclosure was filed late for B. G. Hartley, Robbie N. Edmonson, Sam Dawson, Jeryl Story and Lee Gibson due to an oversight with respect to the Corporation's Incentive Stock Option Plan and the reporting of annual grants. Information was timely filed regarding Incentive Stock Option vesting and the exercising of these options, as well as other acquisitions and dispositions of stock. A second Form 4 filing for the above officers was delivered one day late because of an express delivery problem.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The compensation of the Executive Officers of Southside Bank is determined by the Compensation Committee of Southside Bank and the Board of Directors of Southside Bank, which is comprised of all of the directors of the Corporation, including Messrs. Hartley and Dawson (who are each Executive Officers of Southside Bank and the Corporation).

For information concerning transactions by the Corporation and Southside Bank with certain members of the Board of Directors of Southside Bank, please see "Transactions with Directors, Officers and Associates."


                          ANNUAL REPORT TO SHAREHOLDERS

The Corporation's Annual Report on Form 10-K, as integrated into the Annual Report to Shareholders for the fiscal year ended December 31, 2000 accompanies this Proxy Statement. The Annual Report does not constitute outside solicitation materials. Additional copies of Form 10-K are available at no expense and exhibits to the Form 10-K are available for a copying expense, to any shareholder upon written request addressed to the Secretary of the Corporation, Post Office Box 8444, Tyler, Texas 75711.


                             SHAREHOLDER'S PROPOSALS

Any shareholder wishing to have a proposal considered for inclusion in the Board of Directors' proxy solicitation materials for the 2002 Annual Meeting must, in addition to other applicable requirements, set forth their proposal in writing and file it with the Secretary of the Corporation on or before December 21, 2001. The Board of Directors will review any proposals received by that date and will determine whether applicable requirements have been met for including the proposal in the 2002 proxy solicitation materials. Any shareholder wishing to have a proposal considered for the 2002 Annual Meeting, but who does not submit the proposal for inclusion in the Board of Directors' proxy, must submit the proposal as set forth above on or before February 5, 2002. If the proposal is not received by that date, the persons named as proxies in the proxy solicitation materials will use their discretion in voting the proxies when those matters are raised at the meeting.


                                     GENERAL

The Board of Directors knows of no other business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a shareholder specifies a different choice on the proxy, his shares of Common Stock will be voted in accordance with the specification so made.



                                                       /s/ B. G. HARTLEY
                                               --------------------------------
                                                         B. G. HARTLEY
                                                      CHAIRMAN OF THE BOARD


Tyler, Texas
March 20, 2001

APPENDIX 1
                              SOUTHSIDE BANCSHARES
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER


PURPOSE


The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Corporation's financial reporting process. This includes a review of the financial reports and other financial information provided by the Corporation to any governmental or regulatory body, the public or other users thereof; the Corporation's systems of internal accounting and financial controls and the annual independent audit of the Corporation's financial statements; and the Corporation's legal compliance and ethics programs as established by management and the Board.

In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Corporation and the power to retain outside counsel, auditors or other experts for this purpose. The Board of the Audit Committee is in place to represent the Corporation's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Audit Committee.

The Audit Committee shall review the adequacy of this Charter on an annual basis.


MEMBERSHIP


The Audit Committee shall be comprised of not less than three members of the Board, and the Audit Committee's composition will meet the requirements of the Audit Committee Policy of the NASD.

Accordingly, all of the members will be directors:

1. Who have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Audit Committee. In addition, at least one member of the Audit Committee will have accounting or related financial management expertise.


KEY RESPONSIBILITIES


The Audit Committee's job is one of oversight and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that financial management, including the internal audit staff as well as the outside auditors, has more time, knowledge and more detailed information on the Corporation than do Audit Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Audit Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide under appropriate circumstances.

1. The Audit Committee shall review with management and the outside auditors the audited financial statements to be included in the Corporation's Annual Report on Form 10-K and review and consider with the outside auditors the matters required to be discussed by Statement of Audit Standards No. 61.

2. As a whole, or through the Audit Committee chair, the Audit Committee shall review with the outside auditors the Corporation's interim financial results to be included in the Corporation's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Corporation's filing of the Form 10-Q.

3. The Audit Committee shall discuss with management and the outside auditors the quality and adequacy of the Corporation's internal controls.

4.   The Audit Committee shall:

     o Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Corporation consistent with Independence Standards Board Standard No. 1;

     o Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

     o Recommend that the Board take appropriate action to oversee the independence of the outside auditor.

5. The Audit Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The Corporation's independent accountants are ultimately accountable to the Board and the Audit Committee.

----------

PROXY                      SOUTHSIDE BANCSHARES, INC.

         The undersigned hereby acknowledges (a) receipt of the Notice of Annual Meeting of Shareholders of Southside Bancshares, Inc. (the "Corporation") to be held at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas, on April 19, 2001 at 4:00 p.m., local time, and the Proxy Statement in connection therewith, and (b) Rollins Caldwell, Sam Dawson and William Sheehy and each of them, proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Corporation standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs this proxy be voted as follows:

         ELECTION OF THREE DIRECTOR NOMINEES           [ ]  FOR nominees listed below except as marked to the contrary below

         TO SERVE UNTIL THE 2004 ANNUAL MEETING        [ ]  WITHHOLD AUTHORITY by writing nominee's name in space below

                                                            ---------------------------------------------------------------------
                                                            Fred E. Bosworth, B. G. Hartley and Paul W. Powell

         APPROVAL OF SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

              [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

         If more than one of the proxies above shall be present in person or by substitute at the meeting or any adjournment thereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

         THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS SPECIFICALLY REFERRED TO ABOVE.

                           (continued on reverse side)

         The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

                                      Dated                            ,2001
                                           ----------------------------


                                      ----------------------------------------
                                                   Signature

                                      ----------------------------------------
                                           Signature (if held jointly)



                                      Please date the proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please sign the proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.